Exhibit 99.1

CONTACT INFORMATION:

Lauren Peduzzi

Director, Communications

703-803-1883

lauren_peduzzi@sra.com

FOR IMMEDIATE RELEASE

SRA Announces Appointment of David Keffer as

Executive Vice President and Chief Financial Officer

Theresa Golinvaux Appointed as Vice President and Corporate Controller

Fairfax, Va., September 17, 2014 – SRA International, Inc., a leading provider of IT solutions and professional services to government organizations, today announced the appointment of David Keffer as the company’s Executive Vice President (EVP) and Chief Financial Officer (CFO). Keffer will report to SRA President and CEO Bill Ballhaus. The company also announced that Theresa Golinvaux has been appointed as SRA’s Vice President and Corporate Controller. Both appointments are effective immediately.

In his role as EVP and CFO, Keffer will be responsible for the company's financial operations, including all corporate accounting, financial strategy and treasury management. He will oversee the corporate controllership, internal audit and tax functions, and be instrumental in the company's mergers and acquisitions, balance sheet structure and capital investment decisions.

Keffer joined the company's Financial Planning & Analysis team in 2003.  He served as Director of Investor Relations and Vice President from 2006 to 2009 before gaining experience as a Strategic Acquisition Executive in SRA's Corporate Growth organization.  From 2011 to 2013, Keffer was the CFO of SRA’s National Security Sector, and has since served as the company’s Corporate Controller. During Keffer's tenure at SRA, he has supported several mergers and acquisitions, including the company's purchase of MorganFranklin's National Security Division in 2012, and SRA's sale to Providence Equity Partners in 2011.  He played a lead role in the company's recent profit enhancement and working capital management initiatives, both of which resulted in substantial corporate performance improvements in the quarter that ended June 30, 2014.

Keffer began his career at Navigant Consulting and Maden Tech Consulting.  He holds a Bachelor’s Degree in finance from Georgetown University and a Master of Business Administration from the Darden School at the University of Virginia.

Theresa Golinvaux has been appointed as Vice President and Corporate Controller. In this role, she will also serve as the company’s Principal Accounting Officer. Golinvaux joined SRA in 2003 and has held a series of management positions in the technical accounting, financial reporting and business operations organizations. Most recently she served as SRA’s Assistant Controller and has been the Acting Principal Accounting Officer since June, 2014. Prior to SRA, she served as an audit manager for Arthur Andersen.

Ms. Golinvaux is a Certified Public Accountant and holds a Bachelor of Business Administration from James Madison University.

Bill Ballhaus, SRA President and CEO commented on the appointments, "I am very pleased to welcome Dave and Theresa to their new roles within the SRA leadership team. We have ambitious plans for the future and those plans call for strong financial leadership. Dave and Theresa bring the right mix of experience combined with a deep understanding of the IT and professional services industry, a solid grasp of the financial aspects of government contracting, and the leadership qualities needed to help us achieve our goals.”

About SRA International, Inc.

At SRA we combine our creativity, mission experience, technology acumen and domain expertise to deliver innovative IT solutions and professional services to address the toughest mission and operational challenges faced by U.S. government agencies.  We are inspired by our customers’ missions and strive to provide the best people, working together to generate the best ideas, to deliver the best possible performance - all driven by our enduring values of Honesty and Service®. SRA was founded in 1978. We are headquartered in Fairfax, VA and employ approximately 5,200 professionals operating at home and overseas. Learn more about SRA at www.sra.com.

Any statements in this press release that are not historical data or information constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are subject to factors and risks that could cause actual results to differ materially from the results SRA anticipates.  Some of these factors are set forth in Item 1A of SRA’s Form 10-K for its latest fiscal year ended June 30, 2014, and subsequent filings made by SRA with the Securities and Exchange Commission.  While SRA may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing SRA’s views as of any date subsequent to the date of this press release.

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